EXHIBIT 11


                        COMPUTATION OF EARNINGS PER SHARE



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                                   EXHIBIT 11
                           FIRST FINANCIAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE


                                                                     For The                               For The
                                                                Three Months Ended                   Nine Months Ended
                                                                   September 30,                        September 30,
                                                                ------------------                   ----------------
                                                                 1996             1995                1996             1995
                                                                ------          -------              ------          ------
                                                                    (In thousands, except per share data)
PRIMARY EARNINGS PER SHARE

Income (loss) before extraordinary item                        $(3,697)         $17,793              $31,218         $44,925

Extraordinary item                                                  --               --                 (686)             --
                                                               -------          -------              -------         -------

Net income (loss)                                              $(3,697)         $17,793              $30,532         $44,925
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 29,911           29,542               29,872          29,362
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        617              711                  622             742
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          30,528           30,253               30,494          30,104
                                                               =======          =======              =======         =======

Primary Earnings Per Common Share:

   Income (loss) before extraordinary item                     $ (0.12)         $   .59              $  1.02         $  1.49
   Extraordinary item                                               --               --                (0.02)             --
                                                               -------          -------              -------         -------
   Net income (loss)                                           $ (0.12)         $   .59              $  1.00         $  1.49
                                                               =======          =======              =======         =======


FULLY DILUTED EARNINGS PER SHARE

Income (loss) before extraordinary item                        $(3,697)         $17,793              $31,218         $44,925

Extraordinary item                                                  --               --                 (686)             --
                                                               -------          -------              -------         -------

Net income (loss)                                              $(3,697)         $17,793              $30,532         $44,925
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 29,911           29,542               29,872          29,362
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        636              794                  657             902
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          30,547           30,336               30,529          30,264
                                                               =======          =======              =======         =======


Fully Diluted Earnings Per Common Share:

   Income (loss) before extraordinary item                     $ (0.12)         $   .59              $  1.02         $  1.48
   Extraordinary item                                               --               --                (0.02)             --
                                                               -------          -------              -------         -------
   Net income (loss)                                           $ (0.12)         $   .59              $  1.00         $  1.48
                                                               =======          =======              =======         =======